Exhibit 4.4

[FACE OF NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE MADE EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT THEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	REGISTERED

Number	U.S.$500,000,000
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FORTUNE BRANDS HOME & SECURITY, INC.

4.000% Senior Notes due 2025

CUSIP 34964C AA4

FORTUNE BRANDS HOME & SECURITY, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS on June 15, 2025, and to pay interest, semiannually in arrears in cash on June 15 and December 15 of each year (each, an “Interest Payment Date”) commencing December 15, 2015, on said principal sum at the rate of 4.000% per annum from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on the Securities, in which case from June 15, 2015, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a June 1 or December 1, as the case may be, and before the following Interest Payment Date, this Security shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date then this Security shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Securities, from June 15, 2015. The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture dated as of June 15, 2015 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of June 15, 2015 (as so supplemented, the “Supplemental Indenture”, and as amended, modified or supplemented in accordance with the terms thereof by any other indenture supplemental thereto with respect to the Securities of this series, the “Indenture”), among the Company, Wilmington Trust, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Securities of this series), and Citibank, N.A., as securities agent (the “Securities Agent,” which term includes any successor securities agent under the Indenture with respect to the Securities of this series), be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the June 1 or December 1, as the case may be, next preceding such Interest Payment Date. The principal of (and premium, if any) and interest on this Security are payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided; however; that each installment of interest, premium, if any, and principal on this Security may be paid, at the option of the Company, by check mailed to the Person entitled thereto at its address on the Security Register or by wire transfer to an account maintained by the Persons entitled thereto located in the United States. Any interest not punctually paid or duly provided for shall be payable as provided in said Indenture.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June 15, 2015

FORTUNE BRANDS HOME & SECURITY, INC.

By:
	Name:	E. Lee Wyatt, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Attest:

By:
	Name:	Robert K. Biggart
	Title:	Senior Vice President, General Counsel and Secretary

SECURITIES AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: June 15, 2015

CITIBANK, N.A., not in its individual capacity but solely as Securities Agent

By:
Authorized Officer

[REVERSE OF NOTE]

FORTUNE BRANDS HOME & SECURITY, INC.

4.000% Senior Notes due June 15, 2025

This Security is one of a duly authorized issue of Securities of the Company designated as its 4.000% Senior Notes due 2025 (Securities of such series being hereinafter called the “Securities”), initially issued in an aggregate principal amount of $500,000,000 (but subject to additional issuances from time to time in accordance with the terms of the Indenture), issued and to be issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee, the Securities Agent and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms which are used and not otherwise defined in this Security have the meanings given to those terms in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and any Restricted Subsidiary to create, incur, issue, assume or guarantee any debt for borrowed money of the Company or any of its Restricted Subsidiaries secured by a Lien or engage in Sale and Leaseback Transactions, in each case, subject to exceptions as set forth in the Indenture. The Indenture also imposes certain limitations on the ability of the Company to consolidate with or merge into any other person or sell, assign, transfer, lease or otherwise convey all or substantially all of the properties and assets of the Company to any other person, subject to exceptions as set forth in the Indenture.

Except as otherwise provided in the Indenture, this Security will be issued in global form only and registered in the name of the Depositary or its nominee. This Security will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Security shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Security may be registered for transfer on the Security Register of the Company, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Securities Agent in Jersey City, New Jersey, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Securities Agent and the Security Registrar duly executed by, the registered Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Company may, from time to time, without notice to or the consent of the Holders of the Securities, increase the aggregate principal amount of the Securities which may be authenticated and delivered under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Securities so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive principal and accrued and unpaid interest, as the Securities previously issued, and such additional Securities will form a single series with the Securities previously issued; provided that such additional Securities are fungible with the Securities previously issued for U.S. federal income tax purposes.

The Securities are issuable only as Registered Securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Registered Securities of different authorized denominations, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company or the Securities Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith subject to certain exceptions as set forth in the Indenture.

The Company, the Trustee, the Securities Agent and any agent of the Company, the Trustee or the Securities Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor the Securities Agent nor any such agent shall be affected by notice to the contrary.

The Securities of this series are subject to redemption at the Company’s option as provided in the Indenture.

Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem the Securities, the Indenture contains provisions for the Company to make an offer to each Holder to repurchase, in cash, all or any part (in integral multiples of $1,000) of each Holder’s Securities at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, on the Securities repurchased, to but not including the date of repurchase (subject to the rights of Holders of Securities on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default, as defined in the Indenture, with respect to the Securities shall occur, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

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The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Securities of this series and of each other series issued under the Indenture and affected by such amendment or modification. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive certain past defaults under the Indenture with respect to the Securities and their consequences if all amounts due to the Trustee and the Securities Agent have been paid in full. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not a notation of such consent or waiver is made upon this Security.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto with respect to the Securities of this series, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor Person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Security is not subject to any sinking fund.

THIS SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE.

Unless the certificate of authentication hereon has been executed by the Securities Agent by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

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